CROWN LABORATORIES, INC.



TO THE SHAREHOLDERS:


     As the Company previously announced, the Annual Meeting was adjourned on September 16 with regard to two proxy items due to the shortness of the time for shareholders to return their proxy cards. The adjourned Annual Meeting will resume on October 6, 1997, at the Rio Suite Hotel and Casino, 3700 West Flamingo, Las Vegas, Nevada 89103, at 9:00 a.m. local time.

     The two items were a proposal to approve amendments to the Certificate of Incorporation which create a classified board of directors (Proposal One) and a proposal to approve the Company's 1997 Incentive Plan (Proposal Four). As of today's date, the Company has received sufficient votes for approval of the Incentive Plan on October 6.

     For your convenience, we have enclosed an additional proxy card and return envelope. You are encouraged to vote if you have not had the opportunity to do so. You are, in addition, free to recast your previously cast votes on Proposals One and Four if you so wish.

     If you have any questions, please contact the Company at
(702) 696-9300 or write: Corporate Secretary, Crown Laboratories,
Inc., 6780 Caballo Street, Las Vegas, NV 89119.



                                   /s/ Craig E. Nash
                                   _________________________
                                   Craig E. Nash
                                   Chairman of the Board and
                                   Chief Executive Officer


Las Vegas, Nevada
September 24, 1997

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                    CROWN LABORATORIES, INC.
       PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF THE SHAREHOLDERS ON SEPTEMBER 16,  1997

     The undersigned hereby appoints Craig E. Nash and Scott O. Nash, or either of them with full power of substitution to each of them, as proxies to represent the undersigned at the Annual Meeting of Shareholders of Crown Laboratories, Inc., to be held at 10:00 am local time, September 16, 1997, at Monte Carlo Resort & Casino, 3770 Las Vegas Blvd., South, Las Vegas, Nevada 89109, and at any adjournment thereof and to vote all shares of stock which the undersigned may be entitled to vote at such meeting in the following manner:

1. To approve Proposal One to amend the Certificate of Incorporation to adopt a classified Board of Directors.

                    FOR    AGAINST     ABSTAIN
                    ---    -------     -------
                    [  ]     [  ]       [  ]

2. For all Nominees listed below except as set forth to the contrary below.

       Class I Directors: Dr. Linda Carrick and Lee A. Hooker
   Class II Directors: Herbert G. Altman and Arthur M. Berkowitz
  Class III Directors: Christopher C. Demetree, Craig E. Nash and
                           Scott O. Nash

                 [  ]    For all Nominees
                 [  ]    Withholding All Nominees

     To withhold authority for any individual Nominee, write the Nominee's name: _______________________________________

3. To approve Proposal Three to amend the Certificate of Incorporation to eliminate the designations of Series A and
     Series B Preferred Stock.       FOR    AGAINST   ABSTAIN
                                     ---    -------   -------
                                     [  ]    [  ]      [  ]

4.   To approve Proposal Four to adopt the Crown Laboratories,
     Inc. 1997 Incentive Plan.

                    FOR    AGAINST   ABSTAIN
                    ---    -------   -------
                    [  ]    [  ]      [  ]

5. To vote with discretionary authority upon any other business which may properly come before the meeting or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER
DIRECTED HEREIN.  IF NO SPECIFICATION IS MADE, IT WILL BE VOTED
FOR EACH OF THE ABOVE PROPOSALS.

  The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders and Proxy Statement dated
August 22, 1997.

     Date____________________, 1997.


__________________________________    _________________________________
Signature of Shareholder              Signature of Shareholder

     This proxy should be signed exactly as your name appears hereon. Joint owners should both sign. If signed by executors, administrators, trustees and other persons signing in
representative capacity, they should give full titles.   Please
complete, date, and sign this proxy and return it in the enclosed envelope.